Exhibit 99.1

[LETTERHEAD]

Re:          Acquisition of New Edge Holding Company — Your Merger Consideration

Dear Former Stockholder of New Edge Holding Company—

On                    , 2006, the merger of New Edge with a company controlled by EarthLink, Inc. (“EarthLink”) was completed.

As a result of the merger, each share of New Edge common stock held at the close of business on                  , 2006 automatically converted into a right to receive a per share merger consideration of $[      ] in cash and from               to                shares of EarthLink common stock, depending on the number of shares that are released from escrow.

Please promptly follow the instructions on the enclosed Letter of Transmittal from our Paying/Exchange Agent, American Stock Transfer & Trust Company, to receive the cash/stock merger consideration payable with respect to your shares. The completed Letter of Transmittal, together with the                     stock certificates being surrendered, should be returned to the Paying/Exchange Agent, American Stock Transfer and Trust Company, via registered/traceable mail, at the address below.

By Mail or Overnight to:

American Stock Transfer and Trust Company

Operations Center

Attn: Reorganization Department

6201 – 15th Avenue

Brooklyn, NY 11219

By Hand to:

American Stock Transfer and Trust Company
Attn: Reorganization Department

59 Maiden Lane
New York, NY 10038

If you have any questions about responding to this request, please call American Stock Transfer and Trust Company’s Shareholder Services Department at (877) 248-6417 or (718) 921-8317.

Sincerely,

[Name]
[Title]

American Stock Transfer & Trust Company	If delivering by hand: American Stock Transfer & Trust Company	If delivering by mail or courier: American Stock Transfer & Trust Company
	Attn: Reorganization Department	Operations Center
	59 Maiden Lane	Attn: Reorganization Department
LETTER OF TRANSMITTAL	Plaza Level	6201 15th Avenue
877-248-6417 (toll free) or 718-921-8317	New York, New York 10038	Brooklyn, New York 11219
www.amstock.com infoi@amstock.com

COMPANY NAME:	CUSIP	COMPANY #	ACCOUNT NUMBER

ACCOUNT REGISTRATION:	Please list all certificates being submitted:
	CERTIFICATE NUMBER	NUMBER OF SHARES/UNITS

Certificated shares:

Additional certificate numbers can be listed on a separate paper. If your certificates are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by accessing http://www.amstock.com/shareholder/sh_downloads.asp or by contacting American Stock Transfer & Trust Company (“AST”) at the number listed above. If your certificates have been lost or destroyed, you must write to AST at the address above or report the loss by accessing your account at http://www.amstock.com. Replacing a lost certificate will require the completion of forms and the posting of a surety bond, the details of which will be provided by AST. Please note that you must replace your lost certificate(s) prior to completing and submitting this form.

Book-Entry Shares:
Plan Shares:
Total Shares:

You must submit your original certificates with this Letter of Transmittal. Shares held in Book-entry and Plan form are uncertificated and need not be submitted (although this Letter of Transmittal still must be completed).

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if issuance is to be made in the name of someone other than the registered holder(s).	To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown above.

If you have completed this section, your signature on the reverse side of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

If you have completed this section, your signature on the reverse side of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

ISSUE TO:
Name:	MAIL.TO:
Address:	Name:
Address:

SOCIAL SECURITY OR EMPLOYER
IDENTIFICATION NUMBER OF RECIPIENT:
PLEASE CHECK THIS BOX IF THIS IS A
☐ PERMANENT CHANGE OF ADDRESS

0905

SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION
(PLEASE REFER TO ACCOMPANYING GUIDELINES)

PLEASE ENTER YOUR SOCIAL SECURITY OR EIN NUMBER:

Under penalties of perjury, I certify that:   (1)    The number shown on this form is my correct Taxpayer Identification Number; (2)   I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that 1 am not subject to backup withholding; and (3) I am a U.S. Person (of a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature:	Date:

NOTE: Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such stockholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on the appropriate and properly completed Form W-8, or successor form. Such statements can be obtained from the Exchange Agent.

IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER, WRITE “APPLIED FOR” IN THE SUBSTITUTE FORM W-9 ABOVE, AND COMPLETE AND SIGN BOTH THIS CERTIFICATION AND THE SUBSTITUTE FORM W-9.  FOR FURTHER INFORMATION, PLEASE SEE THE ENCLOSED GUIDELINES.

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a percentage (currently 28 percent) of all reportable cash payments made to me will be withheld until I provide a number and such retained amounts will be remitted to the Internal Revenue Service as backup withholding.

Signature:	Date:

The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. Delivery will be deemed effective only when received by AST.

If payment for securities is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the letter of transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this letter of transmittal. AST reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by AST and the issuer and such determination shall be final and binding. AST and the issuer reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

SIGNATURES – THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS

Each registered owner listed on reverse side hereof must sign here exactly as the name(s) appear(s) in the account registration.  If all registered owners have signed this Letter of Transmittal, no endorsements of certificates or separate stock powers are required.

If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to AST, must be submitted.

By signing below, the registered owner also consents to the appointment of a shareholder representative (the “Representative”), as provided in the Agreement and Plan of Merger (the “Merger Agreement”) between EarthLink, Inc., New Edge Merger Corporation and New Edge Holding Company dated December 12, 2005, to act in accordance with the Representative’s operating agreement and as permitted by the Merger Agreement.

Signature(s):		Date:

Telephone Number (Required)	E-mail Address

A Medallion Guarantee is ONLY required on this Letter of Transmittal in the event that:	MEDALLION GUARANTEE STAMP See Instructions at Left
• The Special Issuance Instructions box has been completed; or
• The Special Delivery Instructions box has been completed

FOR AST USE ONLY: